EXHIBIT 99.a5j


EXTENDED DEATH BENEFIT GUARANTEE RIDER (EDB)

This rider is a part of the base policy whose number is shown below. If not shown below, the Rider Data is shown on the Policy Data Page.

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RIDER DATA

BASE POLICY NUMBER

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DEFINITIONS

INSURED

The person upon whose life this policy is issued. The Policy Data Pages list the Insured.

YOU, YOUR

The current owner(s) of the base policy.

WE, US, OUR

ReliaStar Life Insurance Company at our Home Office in Minneapolis, Minnesota.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office in a form we accept. You may get forms for this purpose from us.

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BENEFIT

The Extended Death Benefit Guarantee Period begins at the end of the base policy Death Benefit Guarantee Period and ends on the Rider Expiry Date as shown on the Policy Data Page. The Extended Death Benefit Guarantee is in effect during the Extended Death Benefit Guarantee Period if, on each Policy Anniversary since the Policy Date, 1 is equal to or greater than 2, where:

1.
Is the sum of all premiums paid minus any partial withdrawals and Loan Amounts; and

2.
Is the sum of the EDB Guarantee Annual Premium since the Policy Date, excluding any EDB Guarantee Annual Premium for the next policy year.

If the Extended Death Benefit Guarantee is in effect, we guarantee that we will not lapse your policy, even if the Cash Surrender Value is not sufficient to pay the Monthly Deduction that is due. Although we determine annually whether or not you have made sufficient premium payments to maintain the Extended Death Benefit Guarantee, you do not have to pay premiums annually.


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[LOGO] RELIASTAR

RELIASTAR LIFE INSURANCE COMPANY

Box 20
Minneapolis
Minnesota 55440


Executed at our Home Office

John H. Flittie           President

/s/ John H. Flittie
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Susan M. Bergen           Secretary

/s/ Susan M. Bergen
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POLICY CHANGES AFFECTING THE EXTENDED DEATH BENEFIT GUARANTEE

The EDB Guarantee Annual Premium may be affected by requested changes in Face Amount, changes in the Death Benefit Option, and may also be changed when a rider is added or terminated. The new Extended DBG Monthly Premium will be shown on a new Policy Data Page and applies from the date of the change.

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NOTICE

If on any Policy Anniversary, the premium requirement is not met, we will send you a notice of the premium required. If the premium is not received by us at our Home Office prior to the next Monthly Anniversary, the Extended Death Benefit Guarantee will terminate.

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COST OF INSURANCE

The total monthly deduction for this rider is shown on the Policy Data Page.

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REINSTATEMENT

If this rider terminates, it may not be reinstated.

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TERMINATION

This rider will terminate on the earliest of the following dates:

1.
The Monthly Anniversary on or next following our receipt at our Home Office of your written request for termination;

2.
The Monthly Anniversary following the date the premium requirement was not met, if the required premium was not paid;

3.
When the base policy terminates; or

4.
The Rider Expiry Date shown on the Policy Data Page.


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